PRESS RELEASE - MARCH 19, 2003                        FOR IMMEDIATE RELEASE


1st STATE BANCORP, INC.                            FOR MORE INFORMATION CONTACT:
                                                         JAMES C. MCGILL
                                                         (336) 227 - 8861

              1st STATE BANCORP, INC. INCREASES QUARTERLY DIVIDEND

BURLINGTON, NORTH CAROLINA 1ST STATE BANCORP, INC.   (NASDAQ: FSBC)


The Board of Directors of 1st State Bancorp, Inc. (Nasdaq: FSBC), the parent company of 1st State Bank, have declared an increase in the Company's cash dividend to 10 cents ($0.10) per share, a 25% increase over the previous dividend of 8 cents ($0.08).


The increased dividend will be effective beginning with the quarter ended March 31, 2003, and the quarterly dividend will be paid May 9, 2003 to shareholders of record as of April 15, 2003.


This dividend payment is the sixteenth consecutive quarterly cash dividend for the Company.

1st State Bancorp, Inc., headquartered in Burlington, North Carolina, is the parent holding company of 1st State Bank, a North Carolina-chartered commercial bank. The Bank serves Alamance County in north central North Carolina from its seven full service branch offices. The Company's common stock trades on the Nasdaq National Market under the symbol FSBC.


This press release contains statements that are forward-looking, as that term is defined by the Private Securities Litigation Act of 1995 or the Securities and Exchange Commission in its rules, regulations, and releases. The Company intends that such forward-looking statements are based on current expectations regarding important risk factors including, but not limited to, the impact of interest rates on financing issues. Accordingly, actual results may differ from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the Company or any other person that results expressed therein will be achieved.